UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

June 12, 2014 (June 9, 2014)

Date of Report (Date of earliest event reported)

NEW ENGLAND REALTY ASSOCIATES LIMITED
PARTNERSHIP

(Exact Name of Registrant as Specified in Charter)

Massachusetts	0-12138	04-2619298
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

39 Brighton Avenue, Allston, Massachusetts	02134
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 783-0039

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of June 9, 2014, the Board of Directors of the Company’s general partner, NewReal Inc., elected Eunice Harps as a director to fill the vacancy created by the death of a director.  Ms. Harps was also appointed to the Audit Committee.

Eunice McNeill Harps is currently the Director of Credit at the Massachusetts Housing Investment Corporation. She joined MHIC in September 1999 after a 15-year career at BankBoston. From 1996 through 1998, Ms. Harps was Senior Manager, Capital Markets Credit at BankBoston; and from 1984 to 1996, she served in various senior positions in the bank’s real estate department.  Prior to joining BankBoston, Ms. Harps was an investment officer with New England Financial. Ms. Harps has served as Chair of the YWCA Boston Board of Directors.  She received both her B.A. and MBA from Boston University.

A press release announcing the election of Ms. Harps to the Board of Directors and appointment to the Audit Committee of the Company’s corporate general partner, NewReal, Inc. is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

99.1	Press Release of New England Realty Associates Limited Partnership dated June 12, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW ENGLAND REALTY ASSOCIATES LIMITED PARTNERSHIP

	By:	NewReal, Inc., its General Partner

		By	/s/ Ronald Brown

Ronald Brown, its President

Date June 12, 2014

Exhibit Index

Exhibit No.

99.1	Press Release of New England Realty Associates Limited Partnership dated June 12, 2014